EXHIBIT 31.2     CERTIFICATIONS

I, Tom Collins, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Hooper Holmes, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Tom Collins
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Tom Collins
Senior Vice President, and Chief Financial and Accounting Officer

June 23, 2014